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                                                                    EXHIBIT 23.5
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Banknorth Group, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-4 related to the merger with Evergreen Bancorp, Inc. of our audit report dated January 23, 1998, except for note 15 which is as of February 24, 1998 relating to the consolidated balance sheets of Banknorth Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Banknorth Group, Inc. and to the reference to our firm under the heading "Experts" in the prospectus. Our audit report refers to the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 122, "Accounting for Mortgage Servicing Rights," and SPAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," which supercedes SFAS No. 122.



/s/ KPMG Peat Marwick LLP
Albany. New York
November 30, 1998